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As filed with the Securities and Exchange Commission on October 26, 2009

Registration No. 333-161293

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

AMENDMENT NO. 2
TO

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CLOUD PEAK ENERGY INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1221 (Primary Standard Industrial Classification Code Number)	26-3088162 (I.R.S. Employer Identification Number)

505 S. Gillette Ave.
Gillette, WY 82716
(307) 687-6000
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Colin Marshall
Chief Executive Officer
Cloud Peak Energy Inc.
505 S. Gillette Ave.
Gillette, WY 82716
(307) 687-6000
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Stuart H. Gelfond, Esq. Vasiliki B. Tsaganos, Esq. Fried, Frank, Harris, Shriver & Jacobson LLP One New York Plaza New York, NY 10004 Tel: (212) 859-8000 Fax: (212) 859-4000	Shane Orians, Esq. Rio Tinto Services Inc. 4700 Daybreak Parkway South Jordan, UT 84095 Tel: (801) 204-2803 Fax: (801) 204-2892	Richard A. Drucker, Esq. Davis Polk & Wardwell LLP 450 Lexington Avenue New York, NY 10017 Tel : (212) 450-4000 Fax: (212) 450-3800

        Approximate date of commencement of proposed sale to the public:    As soon as practicable after this Registration Statement becomes effective.

         If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box.    ☐

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

         If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

         Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of "large accelerated filer," "accelerated filer" and "smaller reporting company" in Rule 12b-2 of the Exchange Act (check one):

Large accelerated filer ☐	Accelerated filer ☐	Non-accelerated filer ☒ (Do not check if a smaller reporting company)	Smaller reporting company ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Proposed maximum aggregate offering price(1)	Amount of registration fee

Common stock, par value $0.01 per share	$500,000,000	$27,900(2)

(1)
Estimated solely for the purpose of computing the amount of the registration fee pursuant to Rule 457(o) under the Securities Act of 1933.

(2)
Previously Paid.

         The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

EXPLANATORY NOTE

        This Pre-Effective Amendment No. 2 to the Registration Statement on Form S-1 (File No. 333-161293) of Cloud Peak Energy Inc. is being filed solely to file the exhibits indicated in "Part II—Item 16(a)—Exhibits" and "Part II—Index to Exhibits." Other than the addition of exhibits and corresponding changes to the exhibit index and signature page, the remainder of the Form S-1 is unchanged.

 PART II

INFORMATION NOT REQUIRED IN THE PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        Other expenses in connection with the issuance and distribution of the securities to be registered hereunder will be substantially as follows (all amounts are estimated except the Securities and Exchange Commission registration fee and the Financial Industry Regulatory Authority filing fee):

Item	Amount
Securities and Exchange Commission registration fee		$27,900
FINRA filing fee		$50,500
NYSE fee		*
Blue Sky filing fees and expenses		*
Accounting fees and expenses		*
Legal fees and expenses		*
Transfer agent fees and expenses		*
Printing and engraving expenses		*
Miscellaneous expenses		*

Total	$	*

*
To be filed by amendment.

Item 14.    Indemnification of Directors and Officers.

        Section 145 of the Delaware General Corporation Law permits a Delaware corporation to indemnify its officers, directors and other corporate agents to the extent and under the circumstances set forth therein. Our certificate of incorporation and bylaws provide that we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that he is or was our director or officer, or is or was serving at our request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, in accordance with provisions corresponding to Section 145 of the Delaware General Corporation Law. These indemnification provisions may be sufficiently broad to permit indemnification of the registrant's executive officers and directors for liabilities, including reimbursement of expenses incurred, arising under the Securities Act.

        Pursuant to Section 102(b)(7) of the Delaware General Corporation Law, our certificate of incorporation eliminates the personal liability of a director to us or our shareholders for monetary damages for a breach of fiduciary duty as a director, except for liabilities arising:

  •
  from any breach of the director's duty of loyalty to us or our shareholders;

  •
  from acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

  •
  under Section 174 of the Delaware General Corporation Law; and

  •
  from any transaction from which the director derived an improper personal benefit.

        The above discussion of Section 145 of the Delaware General Corporation Law and of our amended certificate of incorporation and bylaws is not intended to be exhaustive and is respectively qualified in its entirety by Section 145 of the Delaware General Corporation Law, our certificate of incorporation and our bylaws.

        As permitted by Section 145 of the Delaware General Corporation Law, we will carry primary and excess insurance policies insuring our directors and officers against certain liabilities they may incur in their capacity as directors and officers. Under the policies, the insurer, on our behalf, may also pay amounts for which we granted indemnification to our directors and officers.

        In addition, the underwriting agreement to be filed as Exhibit 1.1 to this Registration Statement provides that the underwriters will indemnify us and our executive officers and directors for certain liabilities related to this offering, including liabilities arising under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        We were incorporated on July 31, 2008 under the laws of the State of Delaware. In connection with our formation, we issued one share of our common stock to Rio Tinto America Inc., an indirect wholly-owned subsidiary of Rio Tinto plc, for an aggregate purchase price of $1.00. This security was offered and sold by us in reliance upon the exemption from the registration requirements provided by Section 4(2) of the Securities Act.

Item 16.    Exhibits and Financial Statement Schedules.

        (a)   Exhibits.

INDEX TO EXHIBITS

Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement
2.1	Membership Interest Purchase Agreement, dated as of March 8, 2009 by and between Rio Tinto Sage LLC and Arch Coal, Inc. (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.'s Current Report on From 8-K filed on March 12, 2009 (File No. 001-13105)), as amended by the first amendment, dated as of April 6, 2009 (incorporated herein by reference to Exhibit 2.3 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (File No. 001-13105)), as amended by the second amendment, dated as of September 30, 2009 (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on October 1, 2009 (File No. 001-13105))
3.1**	Certificate of Incorporation of Cloud Peak Energy Inc.
3.2*	Form of Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. to be effective upon the closing of the offering being made pursuant to this Registration Statement
3.3**	Bylaws of Cloud Peak Energy Inc.
3.4	Form of Amended and Restated Bylaws of Cloud Peak Energy Inc. to be effective upon the closing of the offering being made pursuant to this Registration Statement
4.1*	Form of stock certificate of Cloud Peak Energy Inc.
4.2*	Form of Senior Notes Indenture
5.1**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the legality of the securities being registered
10.1**	Federal Coal Lease WYW-151643: Antelope Coal Mine
10.2**	Federal Coal Lease WYW-141435: Antelope Coal Mine
10.3**	Federal Coal Lease WYW-0321780: Antelope Coal Mine
10.4**	Federal Coal Lease WYW-0322255: Antelope Coal Mine
10.5**	State of Wyoming Coal Lease No. 0-26695: Antelope Coal Mine
10.6**	Federal Coal Lease WYW-8385: Cordero-Rojo Mine
10.7**	Federal Coal Lease WYW-23929: Cordero-Rojo Mine
10.8**	Federal Coal Lease WYW174407: Cordero-Rojo Mine

Exhibit Number	Description of Documents
10.9**	Federal Coal Lease WYW-154432: Cordero-Rojo Mine
10.10**	State of Wyoming Coal Lease No. 0-26935-A: Cordero-Rojo Mine
10.11**	State of Wyoming Coal Lease No. 0-26936-A: Cordero-Rojo Mine
10.12**	Federal Coal Lease MTM-88405: Spring Creek Mine
10.13**	Federal Coal Lease MTM-069782: Spring Creek Mine
10.14**	Federal Coal Lease MTM-94378: Spring Creek Mine
10.15**	State of Montana Coal Lease No. C-1101-00: Spring Creek Mine
10.16**	State of Montana Coal Lease No. C-1099-00: Spring Creek Mine
10.17**	State of Montana Coal Lease No. C-1100-00: Spring Creek Mine
10.18**	State of Montana Coal Lease No. C-1088-05: Spring Creek Mine
10.19**	Agreement by and among Western Minerals, Inc., Wytana, Inc., Montana Royalty Company, Ltd. and Peter Kiewit Sons' Inc., dated September 1, 1970, as amended by supplement dated as of January 1, 1974, amendment No. 2 dated as of December 1, 1977, amendment No. 3, dated as of August 24, 1978, amendment No. 4, dated as of January 1, 1982, amendment No. 5, dated as of July 9, 1983, amendment No. 6, dated as of May 7, 1985, amendment No. 7, dated as of January 1, 1989, amendment No. 8, dated as of January 1, 1989, amendment No. 9, dated as of December 13, 1990 (sic), amendment No. 10, dated as of January 1, 1999, and amendment No. 11, dated as of April 9, 2002
10.20**	Intercompany Loan Agreement by and among Kennecott Energy and Coal Company and Rio Tinto America Inc., dated June 24, 1998, as amended on June 14, 1999 and February 28, 2003
10.21*	Form of Master Separation Agreement among Rio Tinto America Inc., Rio Tinto Energy America Inc., Kennecott Management Services Company, Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.22	Form of Transition Services Agreement among Rio Tinto Services Inc., Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.23	Form of Registration Rights Agreement among Rio Tinto America Inc., Rio Tinto Energy America Inc., Kennecott Management Services Company, Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.24	Form of Employee Matters Agreement among Rio Tinto plc, Rio Tinto Limited, Rio Tinto America Inc., Rio Tinto Energy America Inc., Cloud Peak Energy Services Company, Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.25	Form of Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy LLC among Cloud Peak Energy Inc., Rio Tinto Energy America Inc. and Kennecott Management Services Company
10.26	Form of Acquisition Agreement between Cloud Peak Energy Inc. and Rio Tinto Energy America Inc.
10.27	Form of Promissory Note of Cloud Peak Energy Inc.
10.28	Form of Assignment of Trademarks between Rio Tinto Energy America Inc. and Cloud Peak Energy LLC
10.29	Form of Management Services Agreement between Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.30	Form of Rio Tinto Energy America Coal Supply Agreement between Rio Tinto Energy America Inc. and Cloud Peak Energy LLC
10.31	Form of Tax Receivable Agreement between Rio Tinto Energy America Inc. and Cloud Peak Energy Inc.
10.32	Form of Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
10.33	Form of IPO Nonqualified Stock Option Agreement under the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan

Exhibit Number	Description of Documents
10.34	Form of IPO Restricted Stock Agreement under the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
10.35	Form of Cloud Peak Energy Inc. Annual Incentive Plan
10.36	Employment Agreement between Cloud Peak Energy Inc. and Colin Marshall dated as of , 2009
10.37	Employment Agreement between Cloud Peak Energy Inc. and Michael Barrett dated as of , 2009
10.38	Employment Agreement between Cloud Peak Energy Inc. and Adrian "Nick" Taylor dated as of , 2009
10.39	Employment Agreement between Cloud Peak Energy Inc. and Gary Rivenes dated as of , 2009
10.40	Employment Agreement between Cloud Peak Energy Inc. and James Orchard dated as of , 2009
10.41*	Form of Senior Secured Credit Facility of CPE LLC
21.1*	List of subsidiaries of Cloud Peak Energy Inc.
23.1**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2**	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.3**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1)
23.4**	Consent of John T. Boyd Company
24.1**	Power of Attorney
24.2**	Power of Attorney
24.3**	Power of Attorney
24.4**	Power of Attorney

*
To be filed by amendment.

**
Previously filed.

        (b)   Financial Statement Schedules.

        None.

Item 17.    Undertakings.

        Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

        The undersigned registrant hereby undertakes:

  (i)
  To provide to the underwriter, at the closing specified in the underwriting agreement, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

  (ii)
  That for purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the Registrant pursuant to Rule 424(b)(1) or (4), or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

  (iii)
  That for the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

 SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Gillette, State of Wyoming, on October 26, 2009.

Cloud Peak Energy Inc.
By:	/s/ COLIN MARSHALL Colin Marshall Principal Executive Officer

        Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated:

Name and Signatures		Title	Date

/s/ COLIN MARSHALL Colin Marshall		(Principal Executive Officer and Director)	October 26, 2009
/s/ MICHAEL BARRETT Michael Barrett		(Principal Financial Officer and Principal Accounting Officer)	October 26, 2009
* Keith Bailey		(Chairman of the Board of Directors)	October 26, 2009
* Preston Chiaro		(Director)	October 26, 2009
* William T. Fox III		(Director)	October 26, 2009
* Chris Tong		(Director)	October 26, 2009
*By:	/s/ COLIN MARSHALL Attorney- in- fact

 INDEX TO EXHIBITS

Exhibit Number	Description of Documents
1.1*	Form of Underwriting Agreement
2.1	Membership Interest Purchase Agreement, dated as of March 8, 2009 by and between Rio Tinto Sage LLC and Arch Coal, Inc. (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.'s Current Report on From 8-K filed on March 12, 2009 (File No. 001-13105)), as amended by the first amendment, dated as of April 6, 2009 (incorporated herein by reference to Exhibit 2.3 to Arch Coal, Inc.'s Quarterly Report on Form 10-Q for the quarter ended March 31, 2009 (File No. 001-13105)), as amended by the second amendment, dated as of September 30, 2009 (incorporated herein by reference to Exhibit 2.1 to Arch Coal, Inc.'s Current Report on Form 8-K filed on October 1, 2009 (File No. 001-13105))
3.1**	Certificate of Incorporation of Cloud Peak Energy Inc.
3.2*	Form of Amended and Restated Certificate of Incorporation of Cloud Peak Energy Inc. to be effective upon the closing of the offering being made pursuant to this Registration Statement
3.3**	Bylaws of Cloud Peak Energy Inc.
3.4	Form of Amended and Restated Bylaws of Cloud Peak Energy Inc. to be effective upon the closing of the offering being made pursuant to this Registration Statement
4.1*	Form of stock certificate of Cloud Peak Energy Inc.
4.2*	Form of Senior Notes Indenture
5.1**	Opinion of Fried, Frank, Harris, Shriver & Jacobson LLP as to the legality of the securities being registered
10.1**	Federal Coal Lease WYW-151643: Antelope Coal Mine
10.2**	Federal Coal Lease WYW-141435: Antelope Coal Mine
10.3**	Federal Coal Lease WYW-0321780: Antelope Coal Mine
10.4**	Federal Coal Lease WYW-0322255: Antelope Coal Mine
10.5**	State of Wyoming Coal Lease No. 0-26695: Antelope Coal Mine
10.6**	Federal Coal Lease WYW-8385: Cordero-Rojo Mine
10.7**	Federal Coal Lease WYW-23929: Cordero-Rojo Mine
10.8**	Federal Coal Lease WYW174407: Cordero-Rojo Mine
10.9**	Federal Coal Lease WYW-154432: Cordero-Rojo Mine
10.10**	State of Wyoming Coal Lease No. 0-26935-A: Cordero-Rojo Mine
10.11**	State of Wyoming Coal Lease No. 0-26936-A: Cordero-Rojo Mine
10.12**	Federal Coal Lease MTM-88405: Spring Creek Mine
10.13**	Federal Coal Lease MTM-069782: Spring Creek Mine
10.14**	Federal Coal Lease MTM-94378: Spring Creek Mine
10.15**	State of Montana Coal Lease No. C-1101-00: Spring Creek Mine
10.16**	State of Montana Coal Lease No. C-1099-00: Spring Creek Mine
10.17**	State of Montana Coal Lease No. C-1100-00: Spring Creek Mine
10.18**	State of Montana Coal Lease No. C-1088-05: Spring Creek Mine
10.19**	Agreement by and among Western Minerals, Inc., Wytana, Inc., Montana Royalty Company, Ltd. and Peter Kiewit Sons' Inc., dated September 1, 1970, as amended by supplement dated as of January 1, 1974, amendment No. 2 dated as of December 1, 1977, amendment No. 3, dated as of August 24, 1978, amendment No. 4, dated as of January 1, 1982, amendment No. 5, dated as of July 9, 1983, amendment No. 6, dated as of May 7, 1985, amendment No. 7, dated as of January 1, 1989, amendment No. 8, dated as of January 1, 1989, amendment No. 9, dated as of December 13, 1990 (sic), amendment No. 10, dated as of January 1, 1999, and amendment No. 11, dated as of April 9, 2002
10.20**	Intercompany Loan Agreement by and among Kennecott Energy and Coal Company and Rio Tinto America Inc., dated June 24, 1998, as amended on June 14, 1999 and February 28, 2003

Exhibit Number	Description of Documents
10.21*	Form of Master Separation Agreement among Rio Tinto America Inc., Rio Tinto Energy America Inc., Kennecott Management Services Company, Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.22	Form of Transition Services Agreement among Rio Tinto Services Inc., Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.23	Form of Registration Rights Agreement among Rio Tinto America Inc., Rio Tinto Energy America Inc., Kennecott Management Services Company, Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.24	Form of Employee Matters Agreement among Rio Tinto plc, Rio Tinto Limited, Rio Tinto America Inc., Rio Tinto Energy America Inc., Cloud Peak Energy Services Company, Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.25	Form of Third Amended and Restated Limited Liability Company Agreement of Cloud Peak Energy LLC among Cloud Peak Energy Inc., Rio Tinto Energy America Inc. and Kennecott Management Services Company
10.26	Form of Acquisition Agreement between Cloud Peak Energy Inc. and Rio Tinto Energy America Inc.
10.27	Form of Promissory Note of Cloud Peak Energy Inc.
10.28	Form of Assignment of Trademarks between Rio Tinto Energy America Inc. and Cloud Peak Energy LLC
10.29	Form of Management Services Agreement between Cloud Peak Energy Inc. and Cloud Peak Energy LLC
10.30	Form of Rio Tinto Energy America Coal Supply Agreement between Rio Tinto Energy America Inc. and Cloud Peak Energy LLC
10.31	Form of Tax Receivable Agreement between Rio Tinto Energy America Inc. and Cloud Peak Energy Inc.
10.32	Form of Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
10.33	Form of IPO Nonqualified Stock Option Agreement under the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
10.34	Form of IPO Restricted Stock Agreement under the Cloud Peak Energy Inc. 2009 Long Term Incentive Plan
10.35	Form of Cloud Peak Energy Inc. Annual Incentive Plan
10.36	Employment Agreement between Cloud Peak Energy Inc. and Colin Marshall dated as of , 2009
10.37	Employment Agreement between Cloud Peak Energy Inc. and Michael Barrett dated as of , 2009
10.38	Employment Agreement between Cloud Peak Energy Inc. and Adrian "Nick" Taylor dated as of , 2009
10.39	Employment Agreement between Cloud Peak Energy Inc. and Gary Rivenes dated as of , 2009
10.40	Employment Agreement between Cloud Peak Energy Inc. and James Orchard dated as of , 2009
10.41*	Form of Senior Secured Credit Facility of CPE LLC
21.1*	List of subsidiaries of Cloud Peak Energy Inc.
23.1**	Consent of PricewaterhouseCoopers LLP, Independent Registered Public Accounting Firm
23.2**	Consent of KPMG LLP, Independent Registered Public Accounting Firm
23.3**	Consent of Fried, Frank, Harris, Shriver & Jacobson LLP (included in Exhibit 5.1)
23.4**	Consent of John T. Boyd Company
24.1**	Power of Attorney
24.2**	Power of Attorney
24.3**	Power of Attorney
24.4**	Power of Attorney

*
To be filed by amendment.

**
Previously filed.

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PART II INFORMATION NOT REQUIRED IN THE PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
INDEX TO EXHIBITS
  Item 17. Undertakings.
SIGNATURES
INDEX TO EXHIBITS